Exhibit 99.1

NEWS RELEASE

ICF International to Acquire Jones & Stokes Associates,

Integrated Planning and Resource Management Firm

Transaction Positions Companies as National Leaders in Environmental Planning

and Natural Resource Management

FOR IMMEDIATE RELEASE

Contacts:

Polly Shannon, ICF International, 1.703.934.3144

Lynn Morgen / Betsy Brod, MBS Value Partners, 1.212.750.5800

FAIRFAX, Va. (Jan. 24, 2008) – ICF International (NASDAQ: ICFI) announced today it has signed a definitive agreement to purchase Jones & Stokes Associates, an integrated planning and resource management firm specializing in the transportation, energy, water, and natural resource management sectors. Closing is subject to certain closing conditions, including Jones & Stokes shareholder approval, and is anticipated to occur in February. The purchase price will be $50 million, subject to a working capital adjustment at closing.

Established in 1970, Jones & Stokes supports a broad mix of federal, commercial, and state and local government clients on projects to plan and implement required infrastructure improvements and mandated government programs. It is an employee-owned company headquartered in Sacramento, Calif., with approximately 400 regular employees. ICF expects the company to generate revenue of approximately $72 million in 2008 with an EBITDA margin of between 9 percent and 10 percent. Going forward, ICF anticipates annual revenue growth of at least 10 percent and similar EBITDA margins. ICF expects the transaction to be accretive to 2008 earnings.

“This transaction illustrates a major element of our growth strategy—to expand our implementation capabilities,” said ICF Chairman and CEO Sudhakar Kesavan. “In addition to deepening our environmental planning and natural resource management capabilities, Jones & Stokes brings established client relationships that will allow us to sell the full range of advisory and implementation services to these clients.”

Building on Jones & Stokes experience implementing government programs, the business combination will provide for organic growth by securing large-scale implementation-oriented contracts in markets that both firms know well. The company’s strong presence in the western U.S. will help ICF grow its business in that part of the country, while ICF’s presence in the eastern U.S., as well as internationally, will help Jones & Stokes execute engagements around the world. The transaction also will significantly expand ICF’s environmental capabilities and offerings across such strategic growth areas as transportation, energy, climate change, and water resources in a number of important ways.

•	Jones & Stokes’ substantial experience in project delivery within the transportation arena enables ICF to broaden its scope and accelerate growth in that segment of its business.

•	Jones & Stokes’ experience in assessing the environmental ramifications of investments in the energy sector strengthens ICF’s ability to provide end-to-end services to its energy clients.

•	Jones & Stokes’ work to help clients incorporate climate change provisions into their policies and programs is a natural extension of ICF’s extensive climate change experience.

•

Jones & Stokes brings significant water resources capabilities, an area that is becoming the primary environmental constraint associated with infrastructure development, especially in the western United States. With ICF’s capabilities and experience in federal contracting and Jones & Stokes’ areas of expertise, the companies are well positioned to pursue large-scale federal contracts in this area.

“Joining ICF, with its robust operational infrastructure and like-minded mission to implement programs to improve our natural and built environment, is a logical progression of our growth strategy and one that will enhance our business opportunities and contribute to the success of our dedicated and distinguished professionals,” said Jones and Stokes President and Chief Executive Officer John Cowdery. “ICF’s established reputation in federal contracting and its broad geographic presence offers unparalleled opportunities and outlets for many services across the suite of Jones & Stokes’ capabilities.”

About ICF International

ICF International (NASDAQ: ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 2,500 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-Looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. Federal Government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, the effects of acceleration of the Program, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy sector of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.